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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  September 22, 2000



                          MICROTEL INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)



          DELAWARE                       1-10346               77-0226211
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(State or other jurisdiction of      (Commission File        (IRS Employer)
incorporation or organization)           Number)            Identification No.)




  9485 HAVEN AVENUE, SUITE 100, CALIFORNIA                      91730
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 (Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code:  (909) 297-2699



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          (Former name or former address, if changed since last report)






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Item 5.  Other Events.

ACQUISITION OF BUSINESS OPERATIONS OF T-COM, LLC

         MicroTel International, Inc. (the "Company") has acquired substantially all of the assets of T-Com, LLC, a Delaware limited liability company, and assumed certain liabilities of T-Com, LLC. The liabilities assumed consist mostly of accounts payable, accrued payroll expenses and accrued commissions. The assets purchased are valued at approximately $1,496,000 and liabilities assumed are approximately $496,000. T-Com, LLC is a manufacturer of high performance digital transmission test instruments used for the installation and maintenance of high speed telephone line services for telephone central offices, competitive local exchange carriers and private communications networks. The Company intends to use the acquired assets for substantially the same purposes as such assets were used by T-Com, LLC.

         The acquisition of the assets closed on September 22, 2000 and has an effective date of August 1, 2000. The Company paid to T-Com, LLC for the net assets consideration valued at $1,000,000, as itemized below:

    - 150,000 shares of Series B Convertible Preferred Stock of the Company. The preferred shares become convertible into shares of common stock of the Company in three equal lots of 50,000 preferred shares each at the end of six, twelve and eighteen months, respectively, following the acquisition closing date of September 22, 2000. Each preferred share will be convertible into ten common shares, and conversion rights will be cumulative, with all 150,000 preferred shares being convertible into common shares after eighteen months. The preferred shares have a liquidation preference of $6.40 per share.

    - Warrants to purchase up to 250,000 shares of the Company's common stock at an exercise price of $1.25 per share which are exercisable for a period of twenty-four months following the acquisition closing date of September 22, 2000. The warrants contain a cashless exercise feature.

         The consideration described above is valued at approximately $938,000 for the preferred shares based on a value of $0.6253 per common share multiplied by the 1,500,000 common shares into which the preferred shares can be converted. The warrants have been valued at approximately $62,000 based on a calculation using the Black-Scholes valuation formula. In the third quarter of 2000, the Company will report an increase of approximately $1,000,000 to its net worth due to this acquisition.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              MICROTEL INTERNATIONAL, INC.

                              By: /s/ Randolph D. Foote
                                  -----------------------------
                                  Randolph D. Foote
                                  Chief Financial Officer


Date: October  5, 2000